UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2020

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HIL	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01  Other Events.

As previously reported, in September 2017, the Board of Directors of Hill International, Inc. (the “Company”) appointed a special committee of independent directors (the “Special Committee”) to conduct a review of the need for, and causes of, the restatement of the Company’s financial statements. The review was performed with the assistance of independent outside counsel and was completed in April 2018. The review discovered facts that indicated certain former employees of the Company violated Company policies related to accounting for foreign currency exchange transactions. The Company self-reported these facts to the staff of the Securities and Exchange Commission (the “SEC”) in April 2018 and received a subpoena from the SEC in June 2018 and a second subpoena from the SEC in September 2019. Throughout the SEC’s investigation, the Company cooperated with the SEC.

The Company has now agreed, without admitting or denying any of the SEC’s allegations, to resolve the investigation by consent and a court-approved Consent Judgment to the effect that: (1) the Company agrees to not violate (and is enjoined from violating) Section 17(a)(2) and (3) of the Securities Act of 1933 and Sections 13(a) (and the relevant rules thereunder), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934; and (2) the Company will pay a penalty of $500,000 to the SEC.  Settlement of this matter was effective on February 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: February 6, 2020	Title:	Executive Vice President and Chief Administrative Officer